Exhibit 10.10

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Agreement”) is made as of this 15th day of January, 2010, by and among API Technologies Corp., a Delaware corporation (“API Parent”), API Systems, Inc., a Delaware corporation (“API Systems”), API Defense, Inc., a Delaware corporation (“API Defense”), API Defense USA Inc., a Delaware corporation (“API USA” and collectively with API Systems and API Defense, the “Debtors”, and each a “Debtor”) and Kuchera Defense Systems, Inc., a Pennsylvania corporation (“K Defense”), KII Inc., a Pennsylvania corporation (“KII”), and Kuchera Industries, LLC, a Pennsylvania limited liability company (“K Industries”), as secured parties (K Defense, KII and K Industries collectively, the “Secured Parties” and each a “Secured Party”). Capitalized terms used but not defined herein shall have the meanings given such terms in the Purchase Agreement (defined below).

RECITALS:

WHEREAS, contemporaneously with this Agreement, API Parent, Debtors and the Secured Parties are entering into an Asset Purchase Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”) pursuant to which Debtors are purchasing substantially all of the assets of the Secured Parties; and

WHEREAS, it is a condition precedent to the transactions contemplated by the Purchase Agreement that at the Closing (i) API Parent and Debtors pay to the Secured Parties $14,000,000 in cash, and (ii) Debtors deliver to the Secured Parties a promissory note (the “Note”) in the principal amount of $10,000,000.00, maturing on December 31, 2010.

WHEREAS, the Secured Parties require, and the Debtors are willing to grant, as security for payment of the Note, a security interest in all right, title and interest in and to the “Collateral” (as such term is defined in Paragraph 16 of this Agreement), to secure the payment and performance by the Debtors of the Note, subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, to secure the payment and performance of the Note, the Debtors, intending to be legally bound, hereby agree with the Secured Parties as follows:

1. Grant; Collateral. Each Debtor hereby assigns and pledges to the Secured Parties for collateral purposes and grants to the Secured Parties a security interest in, all its right, title and interest in and to the Collateral, subject to and in accordance with the terms and conditions set forth in this Agreement and the Note.

2. Liabilities. This Agreement, and the security interest herein granted to Secured Parties, is given to secure all the following (the same being herein sometimes collectively referred to as the “Liabilities”):

(a)	All amounts due and owing under the Note;

(b)	All amounts owed to the Secured Parties under this Agreement in respect of assembling, storing, insuring, protecting and selling the Collateral;

(c)	API Parent’s compliance with the API Parent Covenant (defined below); and

(d)	All fees, costs and expenses incurred by the Secured Parties, including without limitation court costs and reasonable attorneys’ fees, in connection with the enforcement of this Agreement including without limitation reasonable attorneys’ fees incurred in connection with the preparation of demand letters, court filings and, in each case, investigation related thereto following the occurrence and during the continuation of an Event of Default.

The parties agree that Liabilities do not include any other amounts or obligations under the Purchase Agreement or any other Transaction Document (except this Agreement or the Note) whether in respect of cash, equity or equity-related rights.

3. Representations and Warranties. Each Debtor hereby represents and warrants to, and covenants with, the Secured Parties, as to each such Debtor’s respective Collateral, that:

(a)	Each Debtor is the absolute and exclusive owner of its respective Collateral existing as of the date hereof, and except for the Permitted Liens, has not made and shall not make any sale, assignment, pledge, hypothecation or other transfer (each, a “Transfer”) of the Collateral, or any portion thereof, other than inventory or finished products in the ordinary course of business, and shall forever warrant and defend Secured Parties’ title and interest in and to the Collateral against the claims and demands of all persons whomsoever, subject to the claims of those holding Permitted Liens;

(b)	Except for Permitted Liens, the Collateral is free and clear of all liens, charges, claims, encumbrances and security interests as of the date hereof;

(c)	Each Debtor shall keep the tangible items of Collateral in good order, repair and condition and free and clear of all levies, attachments, liens, charges, claims, encumbrances, security interests of every kind and nature, except for Permitted Liens;

(d)

No instruments of assignment and transfer or financing statements covering the Collateral, or any part thereof, have been executed by any Debtor or are on file in any public office, except for those in favor of the Secured Parties and those evidencing any other applicable Permitted Liens or as are permitted under this Agreement, and no Debtor will execute, or file or cause to be filed in any public office, any instruments of assignment and transfer or any financing statement or statements, affecting the Collateral, or any part thereof, except in favor of the Secured Parties or to the extent constituting a Permitted Lien or as otherwise permitted under this Agreement;

(e)	Each Debtor will, at the request of the Secured Parties, execute or join with the Secured Parties in executing and, at such Debtor’s expense, file and refile under the Uniform Commercial Code of the State in which such Debtor is organized or incorporated (the “Code”), such financing statements and amendments thereto, continuation statements and other documents in such states and in such offices as the Secured Parties may reasonably deem necessary or appropriate and wherever required or permitted by law in order to perfect and preserve the Secured Parties’ security interest in the Collateral, and each Debtor hereby authorizes the Secured Parties to file any and all such financing statements, amendments thereto and continuation statements and other documents relative to all or any part of the Collateral without the signature of such Debtor where permitted by law;

(f)	No Debtor shall use or permit the Collateral to be used in violation in any material respect of any applicable law, ordinance, rule, regulation or requirement of governmental authorities, now or hereafter in effect, or any policy or contract of insurance;

(g)	Except in connection with Transfers permitted hereunder or in connection with the use of items of Collateral in the ordinary course of business, no Debtor shall move the Collateral from the respective Debtor’s premises without the prior written consent of the Secured Parties, such consent not to be unreasonably withheld, it being understood that consent shall be granted so long as the interest of the Secured Parties granted by the Debtors hereunder is not impaired.

(h)	Each Debtor shall perform and comply in all material respects with (i) all policies of insurance and (ii) all laws, ordinances, rules and regulations relating to, and shall promptly pay when due all license fees, registration fees, taxes, assessments and other charges which may be levied upon or assessed against, the ownership, operation, possession, maintenance, use or method of use of the Collateral;

(i)	The Secured Parties, or their representatives shall have the right to inspect the Collateral at the Debtors’ places of business, one time between the date hereof and June 30, 2010, and one time between July 1, 2010 and the Maturity Date of this Note, at reasonable times during normal business hours and upon five (5) days notice to the Debtors, it being understood that such inspections at the Debtors’ places of business shall occur at one time and shall be conducted collectively by the Secured Parties and/or their representatives; provided however that upon the occurrence and during the continuation of an Event of Default, the rights of the Secured Parties to inspect the Collateral shall be governed by Section 5 of this Agreement;

(j)	Each Debtor shall, at such time as the Secured Parties, may reasonably request, up to one time between the date hereof and June 30, 2010, and one time between July 1, 2010 and the Maturity Date of this Note, and at such Debtor’s cost and expense, prepare list(s) certified by such Debtor describing in reasonable detail all Collateral of such Debtor subject to this Agreement; it being understood that the request of one Secured Party shall be attributed to all Secured Parties;

(k)	Each Debtor shall maintain usual and customary policies of insurance on all Collateral of such Debtor subject to this Agreement, which insurance shall name Secured Parties as loss payee, it being understood and agreed that the insurance policies of the Debtors in effect on the date hereof are deemed usual and customary and satisfactory to the Secured Parties. Each Debtor shall furnish within ten (10) days of a request by the Secured Parties copies of the certificate of insurance evidencing the existence of insurance coverage and copies of such insurance policies;

(l)	Each Debtor shall promptly give written notice to the insurance carrier and to the Secured Parties of any damage to or destruction of any of its Collateral by fire or other casualty, or by condemnation or taking;

(m)	Each Debtor shall give prompt notice in writing to the Secured Parties of the occurrence of an Event of Default and of any other development, financial or otherwise, which would reasonably be likely to materially and adversely affect the Collateral; and

(n)	Each Debtor is organized and in good standing under the laws of the State of Delaware.

4. Events of Default. The occurrence or existence of any one of the following events or conditions shall constitute an Event of Default herein (referred to herein singularly as “Event of Default” and collectively as “Events of Default”):

(a)	any representation or warranty (whether or not so captioned) made by a Debtor in this Agreement shall be breached or violated, or prove to be false, misleading or inaccurate, in each case, in any material respect, which is not cured within thirty (30) days following notice from a Secured Party, except that any lapse of the insurance requirements set forth in Paragraph 3(k) must be cured within ten (10) days following notice from a Secured Party;

(b)	any attachment, seizure or levy, other than a Permitted Lien, shall be made upon the Collateral, in whole or in part which is not cured within 30 days following notice from a Secured Party;

(c)	a Debtor shall Transfer, voluntarily or involuntarily, all or any part of the Collateral, other than sales of inventory or finished products in the ordinary course of business;

(d)	Debtor shall fail to pay, perform and discharge the Liabilities, when and as due in accordance with this Agreement and the Note, and such failure shall continue uncured or uncorrected past the applicable curative periods, if any;

(e)	except for the security interest granted to the Secured Parties herein, any security interest, lien, charge or encumbrance against the Collateral other than valid leases of property to a Debtor and any other Permitted Liens, shall accrue which is not cured within thirty (30) days following notice from any Secured Party;

(f)	a Debtor becomes insolvent or unable to pay its debts as they become due;

(g)	a Debtor (i) makes an assignment for the benefit of creditors; (ii) consents to the appointment of a custodian, receiver or trustee for itself or for a substantial part of its assets; or (iii) commences or consents to any proceeding under any bankruptcy, reorganization, liquidation, insolvency or similar laws of any jurisdiction, and such proceedings remain undismissed for sixty (60) days after commencement;

(h)	A custodian, receiver or trustee is appointed for a Debtor for a substantial part of its assets without its consent and is not removed within sixty (60) days after such appointment; and

(i)	the failure by a Debtor to perform an obligation under this Agreement other than as specifically described in any other clause of this Section 4, the result of which failure would reasonably be expected to have a material adverse effect on the Collateral and payment of the Liabilities, and the continuation of such failure for a period of thirty (30) days after written notice thereof.

5. Remedies.

(a)	Upon the occurrence or existence of any of the Events of Default, then at the option of the Secured Parties following three (3) days notice to the Debtors, the Secured Parties shall, to the fullest extent permitted by law, be entitled, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived except as set forth herein, to:

(i)	appropriate and apply on the payment of the Liabilities (whether or not due), any and all accounts or monies held in possession of the Secured Parties for the benefit of a Debtor;

(ii)	enter upon a Debtor’s premises during normal business hours with reasonable notice, which notice shall require a Debtor to assemble the Collateral and all books and records related thereto at any place or places reasonably specified by the Secured Parties, to inspect the Collateral and take possession of the Collateral;

(iii)	exercise in respect to the Collateral all the rights, powers and remedies available to Collateral Agent upon default under the Code then in effect, including the right to sell, publicly or privately, the Collateral, or any part thereof; and

(iv)	exercise any and all other rights, powers and remedies as may be provided in the Transaction Documents and such other rights and remedies as may be provided at law or in equity.

(b)	No delay or omission of the Secured Parties to exercise any right or remedy granted under this Agreement shall impair such right or remedy or be construed to be a waiver of any Event of Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Agreement whatsoever shall be valid unless in writing signed by the parties hereto and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Agreement or by law afforded shall be cumulative and all shall be available to the Secured Parties until the Liabilities have been paid in full.

(c)	If any notification of intended disposition of the Collateral is required by law, such notification, if mailed shall be deemed reasonably and properly given if mailed at least ten (10) days before such disposition, full postage prepaid, sent by certified mail return receipt requested, addressed to each Debtor, at the address for notices set forth in the Purchase Agreement, as such addresses may be updated from time to time by the respective parties. Upon any sale of all, or any part of, the Collateral by the Secured Parties hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of a Secured Party or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to a Secured Party or such officer or be answerable in any way for the misapplication or non-application thereof.

6. Application of Proceeds. All proceeds of the sale or disposition of the Collateral by the Secured Parties as herein provided shall be applied to payment of the Liabilities in the following order unless a court of competent jurisdiction shall otherwise direct:

(a)	FIRST, to payment of all costs and expenses of the Secured Parties incurred in connection with the collection and enforcement of the Liabilities or of the security interest granted to the Secured Parties pursuant to this Agreement;

(b)	SECOND, to payment of that portion of the Liabilities constituting accrued and unpaid interest owing to the Secured Parties; and

(c)	THIRD, to payment of the principal of the Liabilities then due and unpaid from the Debtors to the Secured Parties.

7. Secured Parties’ Performance of Debtors’ Obligations. If a Debtor shall fail to do any act or thing which such Debtor has covenanted or agreed to do hereunder, or any covenant, representation, warranty or agreement (whether or not so captioned) by any Debtor shall be breached or violated, the result of which, in each case, is to result in an Event of Default, the Secured Parties may, but shall not be obligated to, after the expiration of the applicable curative or grace period, if any, do the same or cause it to be done, or remedy such breach or violation, and if, in connection therewith, Secured Parties shall make any advances or expenditures of money for the account of such Debtor, then there shall be added to the Liabilities the reasonable costs or expenses so paid or incurred by the Secured Parties, and any and all amounts paid or incurred by the Secured Parties in taking any such action shall be repaid to the Secured Parties upon demand being made to such Debtor therefor.

8. Waiver of Liability. Nothing herein contained shall be construed as constituting any Secured Party a trustee or mortgagee in possession. In the exercise of the powers herein granted and assigned to the Secured Parties, no liability shall be asserted or enforced against the Secured Parties, all such liability being expressly waived and released by each Debtor and any person or persons claiming by, through or under a Debtor; provided however that nothing in this Agreement shall be construed to limit or restrict in any way any rights that API Parent or any Debtor may have against any Secured Party arising under the other Transaction Documents or otherwise.

9. Indemnity. Subject to Section 11.6 of the Purchase Agreement, each Debtor shall and does hereby agree to indemnify, protect, save and hold forever harmless the Secured Parties and each of their respective agents (collectively, the “Indemnitees”) from and against any and all costs and expenses, including court costs and reasonable attorneys’ fees and expenses, which the Indemnitees, or any of them, may or might incur, suffer or sustain under or by reason of enforcement of this Agreement. If any of the Indemnitees shall incur any such costs and expenses under this Agreement, the amount thereof, including court costs, and reasonable attorneys’ fees and expenses, shall be secured hereby, and the Debtors, jointly and severally, shall, upon demand, immediately reimburse the Indemnitees therefor.

10. Inaction of Secured Parties. No Secured Party shall, in any way, be responsible to any Debtor for failure to do any or all of the things for which rights, interests, power or authority are herein granted and assigned to the Secured Parties, nor shall any Secured Party be required to make an accounting for the benefit of the Debtors, except for amounts claimed owed to and monies actually received by the Secured Parties in accordance with the terms hereof, each Debtor hereby expressly waiving, and releasing the Secured Parties from any and all such responsibility, liability and requirements.

11. Parity of Security. In the event of a default by a Debtor under this Agreement, the Secured Parties may realize upon the security given under this Agreement singly, successively or cumulatively, at such time and in such order as the Secured Parties may, in their sole discretion, elect.

12. Foreclosure or Other Judgments. No judgment or decree which may be entered on any Liabilities shall operate to abrogate or lessen the effect of this Agreement, but this Agreement shall continue in full force and effect until the full and final payment and discharge of any and all Liabilities, in whatever form the Liabilities may be, and of any and all costs and expenses incurred and sustained by virtue of the authority herein contained have been fully paid from the proceeds of the Collateral, or until such time as this Agreement may be voluntarily released. This Agreement shall also remain in full force and effect during the pendency of any foreclosure proceedings, both before and after sale, until the issuance of a bill of sale pursuant to a foreclosure decree, unless the Liabilities are fully and finally paid and discharged.

13. No Waiver. No failure on the part of the Secured Parties to exercise, and no delay in exercising, any rights, powers, privileges, interests or remedies hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such rights, powers, privileges, interests or remedies by the Secured Parties preclude any other or further exercise thereof or the exercise of any other rights, powers, privileges, interests or remedies. All rights, powers and remedies hereunder are cumulative and not exclusive of any other rights, powers or remedies provided in this Agreement or any other Transaction Documents, or at law or in equity, and each and all such rights, powers and remedies provided in the Note or this Agreement, or at law or in equity, and each and all such rights, powers and remedies may be pursued or exercised singly, successively or cumulatively, at such time or times and in such order as the Secured Parties may, in their sole discretion, elect.

14. Release and Discharge.

(a)	At such time as all Liabilities and all obligations of the Debtors hereunder have been fully and finally paid and performed, this Agreement shall terminate and be of no further force and effect. After such termination, if requested by a Debtor, the Secured Parties shall execute and deliver to such Debtor for filing in each office in which any financing statement relative to its Collateral, or any part thereof, shall be filed, a termination statement under the Code and shall also execute and deliver to such Debtor a release of any and all of the Collateral for the purpose of releasing the Secured Parties’ interest in the Collateral, all without recourse to or representation, warranty and covenant by the Secured Parties and at the cost and expense of such Debtor.

(b)	Each of the Secured Parties hereby agrees that all right, title and interest in any Collateral shall be released automatically upon consummation of a Transfer of such Collateral to any person and agrees that upon request of the applicable Debtor and at the Debtor’s expense, it shall promptly execute and deliver any agreements, instruments, filings or other documents reasonably necessary or appropriate to evidence the release of such right, title and interest in such Collateral.

15. Further Assurances. Each Debtor agrees to perform such further acts and things and to execute and deliver to the Secured Parties such additional assignments, agreements, assurances, certificates, opinions and other documents and instruments as the Secured Parties may reasonably require or deem advisable to carry into effect the purposes of this Agreement (collectively with this Agreement, the “Collateral Documents”), or to better assure, perfect, protect, preserve and confirm unto the Secured Parties its rights, powers, privileges, interest and remedies under this Agreement; provided that such additional assignments, agreements, assurances, certificates, opinions or other documents or instruments are consistent with the terms hereof and the other Transaction Documents and do not impose additional liabilities or obligations on API Parent or the Debtors; provided further that any such acts, things, assignments, agreements, assurances, certificates, opinions and other documents and instruments shall not be required with respect to titled vehicles or other such titled equipment unless and until an Event of Default has occurred.

16. Definitions. For purposes of this Section 16, capitalized terms used but not specifically defined in this Agreement or the Purchase Agreement shall have the meanings ascribed to them in the Code. As used herein, the following terms shall have the meanings set forth below:

(a)	“API Parent Covenant” has the meaning given to in Paragraph 19.

(b)	“Collateral” shall mean (i) the Assets, and after-acquired government and non-government contracts and purchase orders relating to the Business, to the extent that any such contracts and purchase orders are not prohibited by the terms thereof or any applicable law from being pledged pursuant to this Agreement, (ii) any and all improvements, replacements, additions and accessions thereto, and (iii) the proceeds thereof including proceeds of any insurance covering the Collateral.

(c)	“Escrow Agreement” shall mean that certain Escrow Agreement, dated as of the date hereof, by and among API Parent, the Secured Parties, and Escrow Agent, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

(d)

“Permitted Liens” means the liens granted to the Secured Parties hereunder together with (i) any liens on the Collateral existing as of the date hereof as set forth on Schedule 16(d) hereto, and, in each case, any replacement liens thereof, (ii) any liens arising in the ordinary course of business or by operation of law including mechanics’, carriers’ landlord’s, materialmen’s and other similar liens, (iii) liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty or which are being duly contested by a Debtor, (iv) liens consisting of pledges or deposits required in the ordinary course of business in connection with workers’ compensation, unemployment insurance, social security benefits and other analogous legislation, (v) liens to secure the performance of tenders, statutory obligations, surety, governmental contracts, bids, leases, indemnity or other similar obligations or to secure liability to insurance carriers, (vi) liens in respect of judgments or judicial attachments, (vii) liens securing capital lease obligations or liens on property arising to secure the indebtedness incurred or assumed to purchase such property, (viii) liens arising from precautionary UCC filings, (ix) liens on accounts receivable for which attempts at collection have been undertaken by an authorized third party, (x) the rights of collecting banks or other financial institutions having a right of setoff, revocation or chargeback with respect to money or instruments in the possession of such financial institution, (xi) imperfections of title, covenants, restrictions, easements and other encumbrances on real property that do not interfere with the utility, operation, value or marketability of the real property on which such lien is imposed, and (xii) leases or subleases granted to others not interfering in any material respect with the business of a Debtor or any interest or title of a lessor under any lease.

(e)	“Registration Rights Agreement” shall mean that certain Registration Rights and Put Rights Agreement by and among API Parent, K Defense, KII and K Industries; as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

(f)	“Transaction Documents” shall mean this Agreement, the Purchase Agreement, the Note, the Registration Rights Agreement and the Escrow Agreement.

17. Notices. Except as otherwise provided herein, any and all notices given in connection with this Agreement shall be deemed adequately given only if given as set forth in the Purchase Agreement.

18. API Parent. API Parent is a party to this Agreement solely for purposes of making the following covenant (the “API Parent Covenant”). API Parent hereby covenants and agrees that all new or prospective business of the Debtors of the type conducted by the Secured Parties prior to the date hereof that would have belonged to Secured Parties but for the sale and closing pursuant to the Purchase Agreement shall be taken and contracted for in the name of one of the Debtors.

19. Miscellaneous. It is further understood and agreed that:

(a)	Time is of the essence with respect to each and every covenant, agreement and obligation of the Debtors under this Agreement;

(b)	Any action, request, consent or notice by a Secured Party shall be imputed to each other Secured Party, and API Parent and the Debtors shall be entitled to rely upon any such action, request, consent or notice as if it were by all of the Secured Parties. Notwithstanding the foregoing, API Parent and the Debtors shall be entitled at any time to request written affirmation by the other Secured Parties of any action, request, consent or notice by one or more (but less than all of the) Secured Parties, and any requirement that API Parent or the Debtors act or refrain from acting or do so within a given period of time shall be suspended until such affirmation has been received. In the event that any Secured Party objects to or disagrees with the action, request, consent or notice by any other Secured Party with respect to this Agreement and provides notice thereof to the API Parent and Debtors, the API Parent and Debtors shall be entitled, at their option, to refrain from taking any action related to such action, request, consent or notice until such time as any such disagreement among the Secured Parties has been resolved to the reasonable satisfaction of API Parent and the Debtors, and any requirements to act or refrain from acting or do so within a given period of time shall be suspended until such resolution has occurred;

(c)	All liabilities and obligations of Debtors hereunder are, and shall be, at all times, joint and several. This Agreement, and all the terms, covenants agreements and conditions hereof, shall extend to, be binding upon and enforceable against each of the parties hereto and their respective successors and assigns, except that the Debtors shall not have the right to assign their respective rights or delegate their respective obligations under this Agreement or any interest herein, without the prior written consent of the Secured Parties such consent not to be unreasonably withheld;

(d)	The singular shall include the plural, and the plural the singular, and pronouns of any gender shall include the other gender, wherever required by the context hereof;

(e)	The paragraph headings of this Agreement are for convenience only and are not intended to alter, limit or enlarge in any way the scope or meaning of the language hereof; and

(f)

EACH DEBTOR, PARENT AND EACH SECURED PARTY HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION

WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. EACH SUCH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY CLAIM, ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER AGREEMENTS CONTEMPLATED HEREBY, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH 19(f).

(g)	This Agreement is and shall be deemed made under, and governed by and construed in accordance with the internal law of the Commonwealth of Pennsylvania, and (ii) may be enforceable in the State Courts of Pennsylvania, with an action commenced in the Court of Common Pleas of Somerset or Cambria Counties or in the United States District Court of said Commonwealth in whose jurisdiction Somerset and Cambria Counties lie. API Parent and Debtors hereby waive any claim that Pittsburgh, Pennsylvania, Somerset or Johnstown, Pennsylvania is an inconvenient forum and any claim that any action or proceeding arising out of or relating to this Agreement and commenced in the aforesaid courts lacks proper venue.

(h)	This Agreement and the documents referred to herein (including, but not limited to the Transaction Documents) and to be delivered pursuant hereto constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein or therein. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. The representations and warranties of each party hereto shall be deemed to be material and to have been relied upon by the other party.

IN WITNESS WHEREOF, API Parent, each Debtor and each of the Secured Parties have hereto set its hand to this Agreement as of the date first above written, pursuant to proper authority duly granted.

API TECHNOLOGIES CORP., as API Parent

By:	/s/ Stephen Pudles
Name:	Stephen Pudles
Title:	Chief Executive Officer

API SYSTEMS, INC., as a Debtor

By:	/s/ Stephen Pudles
Name:	Stephen Pudles
Title:	Chief Executive Officer

API DEFENSE, INC., as a Debtor

By:	/s/ Stephen Pudles
Name:	Stephen Pudles
Title:	Chief Executive Officer

API DEFENSE USA CORP., as a Debtor

By:	/s/ Stephen Pudles
Name:	Stephen Pudles
Title:	Chief Executive Officer

KUCHERA DEFENSE SYSTEMS, INC., as a Secured Party

By:	/s/ Ronald Kuchera
Name:	Ronald Kuchera
Title:	President

KII INC., as a Secured Party

By:	/s/ William Kuchera
Name:	William Kuchera
Title:	President

KUCHERA INDUSTRIES, LLC, as a Secured Party

By:	/s/ Ronald Kuchera
Name:	Ronald Kuchera
Title:	Member